UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 27, 2006

RYERSON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9117	36-3425828
(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address Of Principal Executive Offices, including Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01 Regulation FD Disclosure

On June 28, 2006, Ryerson Inc. issued a press release announcing that on June 27, 2006, its Board of Directors: (1) declared cash dividends of 5 cents per share on the Corporation’s Common Stock and 60 cents per share on the Series A $2.40 Cumulative Convertible Preferred Stock, payable on August 1, 2006, to holders of record of the applicable stock at the close of business on July 7, 2006; and (2) announced that second quarter earnings for 2006 will be released after the close of the market on Thursday, August 3, 2006, and in conjunction with its second quarter earnings release, Ryerson will be hosting a conference call that will be broadcast live over the Internet on Friday, August 4, 2006, at 9 a.m. Eastern Time. The press release attached hereto as an exhibit is incorporated by reference in answer to this Item 7.01.

Item 9.01 Financial Statements and Exhibits

(a) None

(b) None

(c) Exhibit – The Exhibit index included herewith is incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON INC.

Dated: June 28, 2006	/s/ Lily L May
	By:	Lily L. May
	Its:	Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 28, 2006